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                                                                    Exhibit 23.1





                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Stockholders
Tele-Communications, Inc.:




We consent to the incorporation by reference in the Registration Statements (Nos. 33-56271, 33-57177, 33-57399, 33-63139, 33-64127, 33-65311, 33-65493,
333-00265, 333-00835, 333-06723, 333-07615, 333-27039, 333-29849, 333-40131,
333-41435, 333-44745 and 333-56635 on Form S-3, the Registration Statement (No. 333-64297) on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-60839, 33-60843, 33-64827, 33-64829, 33-64831, 33-65485, 33-65487,
333-06177, 333-06179, 333-16025, 333-16027, 333-40141, 333-42917 and 333-58083)
on Form S-8 of Tele-Communications, Inc. of our reports dated March 20, 1998, except for note 19 which is as of January 6, 1999, relating to the consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and all related schedules, which reports appear in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc.




                                            KPMG LLP



Denver, Colorado
January 7,1999